SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant	[ ]

Check the appropriate box:	[ ]

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ] Definitive Proxy Statement

[ ] Definitive Additional Materials

[X] Soliciting Material Pursuant to Section 240.14a-12

ASA LIMITED
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(Name of Registrant as Specified In Its Charter)
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[ ]	Fee paid previously with preliminary materials.

[ ]

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ASA LIMITED

11 SUMMER STREET
4TH FLOOR

BUFFALO, NY 14209

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

February 17, 2009

     NOTICE IS HEREBY GIVEN that the Annual General Meeting (the “Meeting”) of Shareholders of ASA Limited (the “Company”) will be held on Tuesday, February 17, 2009, at 10:00 a.m., Eastern Time, at the offices of K&L Gates LLP, 599 Lexington Avenue, 32nd Floor, New York, NY 10022, for the purpose of considering and acting upon the following business:

1.	To elect the Company’s Board of Directors.
2.

To ratify and approve the appointment of Ernst & Young LLP, an independent registered public accounting firm, as the Company’s independent auditors for the fiscal year ending November 30, 2009, and to authorize the Audit Committee to set the independent auditors’ remuneration.

3.	Such other business as may properly come before the Meeting or any adjournment or postponement thereof.

     The Board of Directors unanimously recommends that shareholders vote FOR each of the proposals.

      During the Meeting, management also will present the Company’s audited financial statements for the fiscal year ended November 30, 2008.

     The Board of Directors has fixed the close of business on January 9, 2009 as the record date for the determination of the shareholders of the Company entitled to receive notice of, and to vote at, the Meeting and any adjournment or postponement thereof.

     This Notice of Annual General Meeting of Shareholders is being sent on January 13, 2009 to registered shareholders. The proxy statement and the proxy card will be sent in the near future. The Annual Report of the Company for the fiscal year ended November 30, 2008, including audited financial statements, will accompany the proxy statement.

By order of the Board of Directors,

Paul K. Wustrack, Jr.
Secretary

January 13, 2009

(please read reverse side)

IMPORTANT INFORMATION

We are not requesting your proxy today. Definitive proxy materials will be sent to you in the near future in our next mailing, which will include a proxy statement and a proxy card providing the information you will need to consider to cast an informed vote on the proposals. At that time, we will request your proxy. The Annual Report of the Company for the fiscal year ended November 30, 2008, including audited financial statements, will accompany the proxy statement.

You should read the proxy statement when it becomes available, because it will contain important information about the proposals. In addition, the Company files annual and semi-annual reports and other information with the Securities and Exchange Commission (the “SEC”). The definitive proxy statement to be filed in connection with the proposals (when it becomes available) and any other documents filed with the SEC by the Company are available without charge on the SEC's website at http://www.sec.gov. You may also obtain the Annual Report of the Company for the fiscal year ended November 30, 2008 (when it becomes available), without charge, on the Company's website at http://www.asaltd.com, by calling D.F. King & Co., Inc. at 1-800-578-5378 (toll-free), or by writing to the Company c/o LGN Group, LLC, P.O. Box 269, Florham Park, NJ 07932.

The Company and its Board of Directors may be considered participants in the upcoming solicitation of proxies. Information on the directors' ownership of shares in the Company will be available in the definitive proxy materials to be filed with the SEC and mailed to shareholders.